UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
____________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 30, 2005

AMERICAN POWER CONVERSION CORPORATION
(Exact name of registrant as specified in charter)

Massachusetts	1-12432	04-2722013
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

132 Fairgrounds Road, West Kingston, Rhode Island 02892
(Address of principal Executive offices) (Zip Code)

Registrant’s telephone number, including area code: 401-789-5735

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

(a)
On November 30, 2005, American Power Conversion Corporation (the “Company”) issued a press release, attached as Exhibit 99.1 to this Form 8-K, announcing the appointment of Tom Goldman as Vice President - Global Sales of the Company and the resignation of Edward D. Bednarcik, Vice President - Global Sales of the Company.

(b)
On December 2, 2005, with effect from November 29, 2005, the Company entered into a severance agreement and release of claims with Mr. Bednarcik (the “Agreement”). The Agreement provides, among other things, that the Company will (i) pay Mr. Bednarcik severance pay of $320,000 in four (4) equal quarterly installments, (ii) pay a portion of his 2005 executive cash bonus, and (iii) pay Mr. Bednarcik’s health insurance premiums for up to twelve months, commencing in December 2005, or until he earlier becomes eligible for health insurance coverage by virtue of alternative employment. In the Agreement, Mr. Bednarcik releases the Company from claims. The Agreement is attached as Exhibit 10.1 to this Form 8-K.

(c)
Mr. Goldman’s compensation package as Vice President - Global Sales of the Company, provides that he (i) will be paid a base salary of $330,000 per year, and (ii) will be eligible to participate in the executive bonus program of the Company. In addition, Mr. Goldman was awarded 19,000 restricted stock units.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits.

10.1 Agreement between American Power Conversion Corporation and Edward D. Bednarcik.

99.1 Press Release, dated November 30, 2005, issued by American Power Conversion Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMERICAN POWER CONVERSION CORPORATION

Dated: December 5, 2005	By:	/s/ Jeffrey J. Giguere
Jeffrey J. Giguere,
Vice President & General Counsel

EXHIBIT INDEX

Exhibit Number	Description

10.1	Agreement between American Power Conversion Corporation and Edward D. Bednarcik.

99.1	Press Release, dated November 30, 2005, issued by American Power Conversion Corporation.